Exhibit 99.1

CNH Industrial Reports Record Second Quarter Net Income of $710 Million

Q2 Consolidated revenues of $6.57 billion (up 8% compared to Q2 2022)

Net income of $710 million and Adjusted Net Income of $711 million, with diluted EPS and adjusted diluted EPS of $0.52

Net cash used by operating activities of $139 million and Industrial Free Cash Flow generation of $386 million in Q2

Net sales for Industrial Activities of $5.95 billion (up $341 million compared to Q2 2022)

Significant improvements in Gross Profit Margin for the Agriculture and Construction Segments, both reporting the highest quarterly Adjusted EBIT margin ever

Financial results presented under U.S. GAAP

“The CNH Industrial team delivered great results in Q2 as we capitalized on favorable market fundamentals and solid operational execution. Our Agriculture segment set margin records, and for the first quarter in our history, Construction net sales surpassed $1 billion. The CNH Business System is becoming a way of life, engaging our employees in improving processes and removing unnecessary costs. We are transforming the business and expanding our technology investments to drive growth and improve through-cycle margins.”

Scott W. Wine, Chief Executive Officer

2023 Second Quarter Results

(all amounts $ million, comparison vs Q2 2022 - unless otherwise stated)

US-GAAP
	Q2 2023	Q2 2022	Change	Change at c.c.(1)
Consolidated revenue	6,567	6,082	+8%	+9%
of which Net sales of Industrial Activities	5,954	5,613	+6%	+7%
Net income	710	552	+29%
Diluted EPS $	0.52	0.40	+0.12
Cash flow from operating activities	(139)	(271)	+132
Cash and cash equivalents(2)	3,194	4,376	(1,182)
Gross profit margin of Industrial Activities	25.0%	22.0%	+300 bps

NON-GAAP(3)
	Q2 2023	Q2 2022	Change
Adjusted EBIT of Industrial Activities	822	654	+168
Adjusted EBIT Margin	13.8%	11.7%	+210 bps
Adjusted net income	711	583	+128
Adjusted diluted EPS $	0.52	0.43	+0.09
Free Cash flow of Industrial Activities	386	404	(18)

Net sales of Industrial Activities were $5.95 billion, an increase of 6% compared to the same period of the prior year, mainly due to favorable price realization, offsetting adverse currency conversion impacts. Sales were higher despite a proactive reduction in South American deliveries to moderate dealer inventory, and a delayed start of production on new North American sprayers.

Net income was $710 million, with diluted earnings per share of $0.52 (net income of $552 million in Q2 2022, with diluted earnings per share of $0.40). Adjusted net income was $711 million, with adjusted diluted earnings per share of $0.52 (adjusted net income of $583 million in Q2 2022, with adjusted diluted earnings per share of $0.43).

Gross profit margin of Industrial Activities was 25.0% (22.0% in Q2 2022) with improvement both sequentially and versus the prior year in Agriculture and Construction, reflective of favorable price realization and of improving operating performance of our production system, which is limiting the effects of continued inflationary pressures.

Reported income tax expense was $192 million, and effective tax rate (ETR) was 22.9% with adjusted ETR(3) of 24.0% for the second quarter.

Cash flow used in operating activities in the quarter was $139 million ($271 million in Q2 2022). Free cash flow of Industrial Activities was $386 million. Consolidated Debt was $24.9 billion as of June 30, 2023 ($23.0 billion at December 31, 2022).

Agriculture
	Q2 2023	Q2 2022	Change	Change at c.c.(1)
Net sales ($ million)	4,890	4,722	+4%	+5%
Adjusted EBIT ($ million)	821	663	+158
Adjusted EBIT margin	16.8%	14.0%	+280 bps

In North America, industry volume was up 21% year over year in the second quarter for tractors over 140 HP and was down 8% for tractors under 140 HP; combines were up 27% from prior year. In Europe, Middle East and Africa (EMEA), tractor and combine demand was down 6% and up 32%, respectively, which included Europe tractor and combine demand down 1% and up 11%, respectively. South America tractor demand was down 4% and combine demand was down 27%. Asia Pacific tractor demand was down 4% and combine demand was down 29% (mostly in China).

Agriculture net sales increased for the quarter by 4% to $4.89 billion as a result of favorable price realization, partially offset by lower volume.

Gross profit margin was 27.0% (23.4% in Q2 2022) as a result of favorable price realization and increased efficiencies in the plants, offsetting continued inflation in supply chain costs.

Adjusted EBIT was $821 million ($663 million in Q2 2022), with Adjusted EBIT margin at 16.8%. The $158 million (or 2.8 p.p.) increase from Q2 2022 was the result of favorable pricing and improved mix, partially offset by increased production costs, SG&A expenditures, and R&D investments.

Construction
	Q2 2023	Q2 2022	Change	Change at c.c.(1)
Net sales ($ million)	1,064	891	+19%	+20%
Adjusted EBIT ($ million)	72	34	+38
Adjusted EBIT margin	6.8%	3.8%	+300 bps

Global industry volume for construction equipment was down 9% year over year in the second quarter for Heavy construction equipment; Light construction equipment was flat year over year. Aggregated demand increased 8% in North America, was flat in EMEA, decreased 16% in South America and decreased 13% for Asia Pacific (excluding China, Asia Pacific markets decreased 3%).

Construction net sales increased for the quarter by 19% to $1.06 billion, driven by favorable price realization and positive volume/mix mainly in North America partially offset by lower net sales from South America.

Gross profit margin was 16.0%, up 2.2 p.p. compared to Q2 2022, mainly due to higher volume and favorable price realization partially offset by higher raw material costs and manufacturing costs.

Adjusted EBIT increased $38 million due to favorable price realization and favorable volume/mix partially offset by higher production costs, SG&A spend, and R&D investments. Adjusted EBIT margin at 6.8% increased by 300 bps vs. the same quarter of 2022.

Financial Services
	Q2 2023	Q2 2022	Change	Change at c.c.(1)
Revenue ($ million)	603	471	+28%	+29%
Net income ($ million)	94	95	(1)
Equity at quarter-end ($ million)(2)	2,534	2,285	+249
Retail loan originations ($ million)	2,770	2,440	+14%

Revenues were up 28.0% due to favorable volumes and higher base rates across all regions, partially offset by lower used equipment sales due to diminished inventory levels.

Net income decreased $1 million to $94 million, primarily due to margin compression in North America and higher risk costs, partially offset by favorable volumes in all regions and a lower tax rate.

The managed portfolio (including unconsolidated joint ventures) was $26.0 billion as of June 30, 2023 (of which retail was 64% and wholesale was 36%), up $4.9 billion compared to June 30, 2022 (up $4.5 billion on a constant currency basis).

The receivable balance greater than 30 days past due as a percentage of receivables was 1.8% (1.3% as of December 31, 2022) with increases mainly in South America.

2023 Outlook

The Company is reaffirming the following 2023 outlook for its Industrial Activities:

•	Net sales(5) up between 8% and 11% year on year including currency translation effects

•	SG&A up no more than 5% vs 2022

•	Free Cash Flow of Industrial Activities(6) between $1.3bn and $1.5bn

•	R&D expenses and capital expenditures at around $1.6bn

RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2023

Consolidated revenues of $11.9 billion (up 11% year on year, up 13% at constant currency), net income of $1,196 million, with adjusted diluted EPS of $0.87 adjusted EBIT of Industrial Activities of $1,377 million, and free cash flow absorption of $287 million (Industrial Activities).

Results for the Six Months Ended June 30, 2023

(all amounts $ million, comparison vs YTD Q2 2022 - unless otherwise stated)

US-GAAP
	YTD Q2 2023	YTD Q2 2022	Change	Change at c.c.(1)
Consolidated revenue	11,909	10,727	+11%	+13%
of which Net sales of Industrial Activities	10,730	9,793	+10%	+11%
Net income	1,196	888	+35%
Diluted EPS $	0.88	0.65	+0.23
Cash flow from operating activities	(840)	(1,158)	+318
Cash and cash equivalents(2)	3,194	4,376	(1,182)
Gross profit margin of Industrial Activities	24.8%	21.8%	+300 bps

NON-GAAP(3)
	YTD Q2 2023	YTD Q2 2022	Change
Adjusted EBIT of Industrial Activities	1,377	1,083	+294
Adjusted EBIT Margin	12.8%	11.1%	+170 bps
Adjusted net income	1,186	961	+225
Adjusted diluted EPS $	0.87	0.70	+0.17
Free Cash flow of Industrial Activities	(287)	(655)	+368
Adjusted Gross profit margin of Industrial Activities	24.8%	22.1%	+270 bps

Agriculture
	YTD Q2 2023	YTD Q2 2022	Change	Change at c.c.(1)
Net sales ($ million)	8,817	8,099	+9%	+11%
Adjusted EBIT ($ million)	1,391	1,089	+302
Adjusted EBIT margin	15.8%	13.4%	+240 bps

Construction
	YTD Q2 2023	YTD Q2 2022	Change	Change at c.c.(1)
Net sales ($ million)	1,913	1,694	+13%	+14%
Adjusted EBIT ($ million)	116	66	+50
Adjusted EBIT margin	6.1%	3.9%	+220 bps

Financial Services
	YTD Q2 2023	YTD Q2 2022	Change	Change at c.c.(1)
Revenue ($ million)	1,152	937	+23%	+24%
Net income ($ million)	172	177	(5)

Notes

CNH Industrial reports quarterly and annual consolidated financial results under U.S. GAAP and EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP. EU-IFRS reports will be published on approximately August 2, 2023.

1.	c.c. means at constant currency.

2.	Comparison vs. December 31, 2022

3.

This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.

4.

Certain financial information in this report has been presented by geographic area. Our geographical regions are: (1) North America; (2) Europe, Middle East and Africa (“EMEA”); (3) South America and (4) Asia Pacific. The geographic designations have the following meanings:

a.	North America: United States, Canada, and Mexico;

b.

Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Turkey, Uzbekistan, Pakistan, the African continent, and the Middle East;

c.	South America: Central and South America, and the Caribbean Islands; and

d.	Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.

5.	Net sales reflecting the exchange rate of 1.10 EUR/USD

6.

The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information

CNH Industrial monitors its operations through the use of several non-GAAP financial measures. CNH Industrial’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH Industrial’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.

CNH Industrial’s non-GAAP financial measures are defined as follows:

•

Adjusted EBIT of Industrial Activities under U.S. GAAP is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.

•	Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.

•	Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.

•

Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH Industrial share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.

•	Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.

•

Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.

•	Adjusted Gross Profit Margin of Industrial Activities: is computed by dividing Net sales less Cost of goods sold, as adjusted by non-recurring items, by Net sales.

•

Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH Industrial provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.

•

Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.

•

Change excl. FX or Constant Currency: CNH Industrial discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.

The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

Forward-looking statements

All statements other than statements of historical fact contained in this filing, including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH Industrial and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.

Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by the war in the Ukraine; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH Industrial and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing. Forward-looking statements are based upon assumptions relating to the factors described in this filing, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH Industrial’s control. CNH Industrial expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based. Further information concerning CNH Industrial, including factors that potentially could materially affect CNH Industrial’s financial results, is included in CNH Industrial’s reports and filings with the SEC, the Autoriteit Financiële Markten and Commissione Nazionale per le Società e la Borsa.

All future written and oral forward-looking statements by CNH Industrial or persons acting on the behalf of CNH Industrial are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.

Conference Call and Webcast

Today, at 3:30 p.m. CEST / 2:30 p.m. BST / 9:30 a.m. EDT, management will hold a conference call to present second quarter 2023 results to financial analysts and institutional investors. The call can be followed live online at https://bit.ly/CNH_Industrial_Q2_2023 and a recording will be available later on the Company’s website www.cnhindustrial.com. A presentation will be made available on the CNH Industrial website prior to the conference call.

Basildon, UK, July 28, 2023

CONTACTS

Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249 (Email mediarelations@cnhind.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218 (Email investor.relations@cnhind.com)

CNH INDUSTRIAL N.V.

Consolidated Statements of Operations for the three and six months ended June 30, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
($ million)	2023	2022	2023	2022
Revenues
Net sales	5,954	5,613	10,730	9,793
Finance, interest and other income	613	469	1,179	934

TOTAL REVENUES	6,567	6,082	11,909	10,727

Costs and Expenses
Cost of goods sold	4,463	4,377	8,074	7,663
Selling, general and administrative expenses	485	424	923	802
Research and development expenses	269	212	500	396
Restructuring expenses	2	6	3	8
Interest expense	323	162	595	300
Other, net	187	148	350	331

TOTAL COSTS AND EXPENSES	5,729	5,329	10,445	9,500

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN INCOME OF UNCONSOLIDATED SUBSIDIARIES AND AFFILIATES	838	753	1,464	1,227
Income tax (expense) benefit	(192)	(228)	(365)	(387)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	64	27	97	48

NET INCOME (LOSS)	710	552	1,196	888

Net income attributable to noncontrolling interests	4	4	8	7

NET INCOME (LOSS) ATTRIBUTABLE TO CNH INDUSTRIAL N.V.	706	548	1,188	881

Earnings (loss) per share attributable to CNH Industrial N.V.
Basic	0.53	0.40	0.89	0.65
Diluted	0.52	0.40	0.88	0.65
Weighted average shares outstanding (in millions)
Basic	1,338	1,355	1,340	1,355
Diluted	1,355	1,360	1,357	1,360
Cash dividends declared per common share	0.396	0.302	0.396	0.302

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2022 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Consolidated Balance Sheets as of June 30, 2023 and December 31, 2022

(Unaudited, U.S.-GAAP)

($ million)	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	3,194	4,376
Restricted cash	731	753
Financing receivables, net	21,541	19,260
Receivables from Iveco Group N.V.	260	298
Inventories, net	6,411	4,811
Property, plant and equipment, net and equipment under operating lease	3,101	3,034
Intangible assets, net	4,719	4,451
Other receivables and assets	2,730	2,398

TOTAL ASSETS	42,687	39,381

LIABILITIES AND EQUITY
Debt	24,870	22,962
Payables to Iveco Group N.V.	111	156
Other payables and liabilities	10,076	9,287
Total Liabilities	35,057	32,405
Redeemable noncontrolling interest	55	49
Equity	7,575	6,927

TOTAL LIABILITIES AND EQUITY	42,687	39,381

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2022 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Consolidated Statement of Cash Flows for the Six Months ended June 30, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Six Months Ended June 30,
($ million)	2023	2022
Operating activities:
Net income (loss)	1,196	888
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense, excluding depreciation and amortization of assets under operating leases	178	167
Depreciation and amortization expense of assets under operating leases	92	105
(Gain) loss on disposal of assets	20	16
Undistributed (income) loss of unconsolidated subsidiaries	(46)	(13)
Other non-cash items	78	89
Changes in operating assets and liabilities:
Provisions	445	(51)
Deferred income taxes	(188)	27
Trade and financing receivables related to sales, net	(1,380)	(963)
Inventories, net	(1,379)	(1,164)
Trade payables	202	56
Other assets and liabilities	(58)	(315)

Net Cash provided (used) by operating activities	(840)	(1,158)

Investing activities:
Additions to retail receivables	(3,576)	(2,703)
Collections of retail receivables	2,995	2,392
Proceeds from the sale of assets, net of assets under operating leases	1	2
Expenditures for property, plant and equipment and intangible assets, net of assets under operating leases	(224)	(139)
Expenditures for assets under operating leases	(237)	(252)
Other	(206)	(300)

Net Cash provided (used) by investing activities	(1,247)	(1,000)

Financing activities:
Net increase (decrease) in debt	1,535	527
Dividends paid	(529)	(415)
Other	(169)	(40)

Net Cash provided (used)by financing activities	837	72

Effect of foreign exchange rate changes on cash and cash equivalents and restricted cash	46	(175)
Increase (decrease) in cash and cash equivalents and restricted cash	(1,204)	(2,261)
Cash and cash equivalents and restricted cash, beginning of year	5,129	5,845

Cash and cash equivalents and restricted cash, end of period	3,925	3,584

These Consolidated Statements of Cash Flow should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2022 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Supplemental Statements of Operations for the Three Months ended June 30, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Three Months Ended June 30, 2023					Three Months Ended June 30, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	5,954	—	—		5,954	5,613	—	—		5,613
Finance, interest, and other income	47	603	(37	)(2)	613	15	471	(17	)(2)	469

TOTAL REVENUES	6,001	603	(37)		6,567	5,628	471	(17)		6,082

Costs and Expenses
Cost of goods sold	4,463	—	—		4,463	4,377	—	—		4,377
Selling, general and administrative expenses	434	51	—		485	381	43	—		424
Research and development expenses	269	—	—		269	212	—	—		212
Restructuring expenses	2	—	—		2	6	—	—		6
Interest expense	69	291	(37	)(3)	323	50	129	(17	)(3)	162
Other, net	42	145	—		187	(21)	169	—		148

TOTAL COSTS AND EXPENSES	5,279	487	(37)		5,729	5,005	341	(17)		5,329

Income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates	722	116	—		838	623	130	—		753
Income tax (expense) benefit	(166)	(26)	—		(192)	(190)	(38)	—		(228)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	60	4	—		64	24	3	—		27

NET INCOME (LOSS)	616	94	—		710	457	95	—		552

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)	Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.

Supplemental Statements of Operations for the Six Months ended June 30, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Six Months Ended June 30, 2023					Six Months Ended June 30, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	10,730	—	—		10,730	9,793	—	—		9,793
Finance, interest, and other income	104	1,152	(77	)(2)	1,179	25	937	(28	)(2)	934

TOTAL REVENUES	10,834	1,152	(77)		11,909	9,818	937	(28)		10,727

Costs and Expenses
Cost of goods sold	8,074	—	—		8,074	7,663	—	—		7,663
Selling, general and administrative expenses	821	102	—		923	710	92	—		802
Research and development expenses	500	—	—		500	396	—	—		396
Restructuring expenses	3	—	—		3	8	—	—		8
Interest expense	130	542	(77	)(3)	595	95	233	(28	)(3)	300
Other, net	62	288	—		350	(38)	369	—		331

TOTAL COSTS AND EXPENSES	9,590	932	(77)		10,445	8,834	694	(28)		9,500

Income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates	1,244	220	—		1,464	984	243	—		1,227
Income tax (expense) benefit	(310)	(55)	—		(365)	(313)	(74)	—		(387)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	90	7	—		97	40	8	—		48

NET INCOME (LOSS)	1,024	172	—		1,196	711	177	—		888

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)	Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.

Supplemental Balance Sheets as of June 30, 2023 and December 31, 2022

(Unaudited, U.S.-GAAP)

	June 30, 2023					December 31, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
ASSETS
Cash and cash equivalents	2,730	464	—		3,194	3,802	574	—		4,376
Restricted cash	166	565	—		731	158	595	—		753
Financing receivables, net	765	21,770	(994	)(2)	21,541	898	19,313	(951	)(2)	19,260
Receivables from Iveco Group N.V.	179	81	—		260	234	64	—		298
Inventories, net	6,396	15	—		6,411	4,798	13	—		4,811
Property, plant and equipment, net and equipment on operating lease	1,671	1,430	—		3,101	1,561	1,473	—		3,034
Intangible assets, net	4,556	163	—		4,719	4,287	164	—		4,451
Other receivables and assets	2,460	527	(257	)(3)	2,730	2,141	477	(220	)(3)	2,398

TOTAL ASSETS	18,923	25,015	(1,251)		42,687	17,879	22,673	(1,171)		39,381

LIABILITIES AND EQUITY
Debt	4,861	21,003	(994	)(2)	24,870	4,972	18,941	(951	)(2)	22,962
Payables to Iveco Group N.V.	4	107	—		111	5	151	—		156
Other payables and liabilities	8,962	1,371	(257	)(3)	10,076	8,211	1,296	(220	)(3)	9,287

Total Liabilities	13,827	22,481	(1,251)		35,057	13,188	20,388	(1,171)		32,405
Redeemable noncontrolling interest	55	—	—		55	49	—	—		49
Equity	5,041	2,534	—		7,575	4,642	2,285	—		6,927

TOTAL LIABILITIES AND EQUITY	18,923	25,015	(1,251)		42,687	17,879	22,673	(1,171)		39,381

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)

This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Service.

CNH INDUSTRIAL N.V.

Supplemental Statements of Cash Flows for the Six Months Ended June 30, 2023 and 2022

(Unaudited, U.S.-GAAP)

	Six Months ended June 30, 2023					Six Months ended June 30, 2022
($ million)	Industrial Activities(1)	Financial Services	Eliminations(3)		Consolidated	Industrial Activities(1)	Financial Services	Eliminations(3)		Consolidated
Operating activities:
Net income (loss)	1,024	172	—		1,196	711	177	—		888
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense, excluding depreciation and amortization of assets under operating lease	176	2	—		178	166	1	—		167
Depreciation and amortization expense of assets under operating lease	3	89	—		92	1	104	—		105
(Gain) loss on disposal of assets	20	—	—		20	16	—	—		16
Undistributed (income) loss of unconsolidated subsidiaries	(35)	(7)	(4	)(2)	(46)	85	(8)	(90	)(2)	(13)
Other non-cash items	43	35	—		78	59	30	—		89
Changes in operating assets and liabilities:
Provisions	445	—	—		445	(51)	—	—		(51)
Deferred income taxes	(179)	(9)	—		(188)	53	(26)	—		27
Trade and financing receivables related to sales, net	(19)	(1,367)	6	(3)	(1,380)	105	(1,068)	—	(3)	(963)
Inventories, net	(1,567)	188	—		(1,379)	(1,433)	269	—		(1,164)
Trade payables	273	(66)	(5	)(3)	202	81	(32)	7	(3)	56
Other assets and liabilities	(134)	77	(1	)(3)	(58)	(274)	(34)	(7	)(3)	(315)

Net cash provided (used)by operating activities	50	(886)	(4)		(840)	(481)	(587)	(90)		(1,158)

Investing activities:
Additions to retail receivables	—	(3,576)	—		(3,576)	—	(2,703)	—		(2,703)
Collections of retail receivables	—	2,995	—		2,995	—	2,392	—		2,392
Proceeds from sale of assets, net of assets sold under operating leases	1	—	—		1	2	—	—		2
Expenditures for property, plant and equipment and intangible assets, net of assets under operating lease	(221)	(3)	—		(224)	(137)	(2)	—		(139)
Expenditures for assets under operating lease	(9)	(228)	—		(237)	(6)	(246)	—		(252)
Other	137	(422)	79		(206)	(623)	323	—		(300)

Net cash provided (used) by investing activities	(92)	(1,234)	79		(1,247)	(764)	(236)	—		(1,000)

Financing activities:
Net increase (decrease) in debt	(361)	1,896	—		1,535	(58)	585	—		527
Dividends paid	(529)	(4)	4	(2)	(529)	(415)	(90)	90	(2)	(415)
Other	(169)	79	(79)		(169)	(40)	—	—		(40)

Net cash provided (used) by financing activities	(1,059)	1,971	(75)		837	(513)	495	90		72

Effect of foreign exchange rate changes on cash and cash equivalents and restricted cash	37	9	—		46	(182)	7	—		(175)
Increase (decrease) in cash and cash equivalents	(1,064)	(140)	—		(1,204)	(1,940)	(321)	—		(2,261)

Cash and cash equivalents, beginning of year	3,960	1,169	—		5,129	4,514	1,331	—		5,845

Cash and cash equivalents, end of year	2,896	1,029	—		3,925	2,574	1,010	—		3,584

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash used in operating activities.
(3)	This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

Other Supplemental Financial Information

(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)		(in millions)
Industrial Activities segments
Agriculture	821	663	1,391	1,089
Construction	72	34	116	66
Unallocated items, eliminations and other	(71)	(43)	(130)	(72)

Total Adjusted EBIT of Industrial Activities	822	654	1,377	1,083

Reconciliation of Consolidated Net Income under US-GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)		(in millions)
Net Income	710	552	1,196	888
Less: Consolidated income tax expense	(192)	(228)	(365)	(387)
Consolidated income before taxes	902	780	1,561	1,275
Less: Financial Services
Financial Services Net Income	94	95	172	177
Financial Services Income Taxes	26	38	55	74
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	22	35	26	70
Foreign exchange (gains) losses, net of Industrial Activities	—	(13)	6	—
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities(1)	(1)	(40)	(2)	(77)
Adjustments for the following Industrial Activities items:
Financial Services Income Taxes	2	6	3	8
Other discrete items(2)	17	19	10	58

Total Adjusted EBIT of Industrial Activities	822	654	1,377	1,083

(1)

In the three and six months ended June 30, 2023 and 2022, this item includes the pre-tax gain of $6 million and $12 million as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 modifications of a healthcare plan in the U.S. In the three and six months ended June 30, 2022, this item includes the pre-tax gain of $30 million and $60 million as a result of the 2018 modification of a healthcare plan in the U.S.

(2)

In the three months ended June 30, 2023, this item included a loss of $17 million related to the sale of CNH Industrial Russia. In the six months ended June 30, 2023, this item included a gain of $13 million in relation to the fair value remeasurement of Augmenta and Bennamann, offset by a $23 million loss on the sale of the CNH Industrial Russia and CNH Capital Russia businesses. In the three and six months ended June 30, 2022, this item included $3 million and $6 million of separation costs incurred in connection with our spin-off of the Iveco Group Business and $16 million and $8 million of loss from the activity of the two Raven businesses held for sale, including the loss on the sale of the Engineered Films Division. In the six months ended June 30, 2022, this item also included $44 million of asset write-downs.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under US-GAAP
($ million)	Consolidated		Industrial Activities		Financial Services
	June 30, 2023	December 31, 2022	June 30, 2023	December 31, 2022	June 30, 2023	December 31, 2022
Third party (debt)	(24,870)	(22,962)	(4,619)	(4,909)	(20,251)	(18,053)
Intersegment notes payable	—	—	(242)	(63)	(752)	(888)
Payable to Iveco Group N.V.	(111)	(156)	(4)	(5)	(107)	(151)

Total (Debt)(1)	(24,981)	(23,118)	(4,865)	(4,977)	(21,110)	(19,092)

Cash and cash equivalents	3,194	4,376	2,730	3,802	464	574
Restricted cash	731	753	166	158	565	595
Intersegment notes receivable	—	—	752	888	242	63
Receivables from Iveco Group N.V.	260	298	179	234	81	64
Other current financial assets(2)	300	300	300	300	—	—
Derivatives hedging debt	(39)	(43)	(39)	(43)	—	—

Net Cash (Debt)(3)	(20,535)	(17,434)	(777)	362	(19,758)	(17,796)

(1)

Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $242 million and $63 million as of June 30, 2023 and December 31, 2022, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $752 million and $888 million as of June 30, 2023 and December 31, 2022, respectively.

(2)	This item includes short-term deposits and investments towards high-credit rating counterparties.
(3)

The net intersegment receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was ($510) million and ($825) million as of June 30, 2023 and December 31, 2022, respectively.

Reconciliation of Net cash provided by (used in) Operating Activities to Free cash flow of Industrial Activities under US-GAAP
Six Months ended June 30, 2023			Three Months ended June 30,
2023	2022	($ million)	2023	2022
(840)	(1,158)	Net cash provided by (used in) Operating Activities	(139)	(271)
890	677	Cash flows from Operating Activities of Financial Services net of eliminations	732	773
4	(29)	Change in derivatives hedging debt of Industrial Activities and other	(3)	(11)
(9)	(6)	Investments in assets sold under operating lease assets of Industrial Activities	(5)	(4)
(221)	(137)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(131)	(84)
(111)	(2)	Other changes(1)	(68)	1

(287)	(655)	Free cash flow of Industrial Activities	386	404

(1)	This item primarily includes change in intersegment financial receivables and capital increases in intersegment investments.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Adjusted net income and Adjusted income tax (expense) benefit to Net income (loss) and Income tax (expense) benefit and calculation of
Adjusted diluted EPS and Adjusted ETR under US-GAAP
Six Months ended June 30,			Three Months ended June 30,
2023	2022	($ million)	2023	2022
1,196	888	Net income (loss)	710	552

1	9	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	13	(12)
(11)	64	Adjustments impacting Income tax (expense) benefit (b)	(12)	43

1,186	961	Adjusted net income (loss)	711	583

1,178	954	Adjusted net income (loss) attributable to CNH Industrial N.V.	707	579
1,357	1,360	Weighted average shares outstanding – diluted (million)	1,355	1,360

0.87	0.70	Adjusted diluted EPS ($)	0.52	0.43

1,464	1,227	Income (loss) from continuing operations before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	838	753
1	9	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	13	(12)

1,465	1,236	Adjusted income (loss) from continuing operations before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	851	741

(365)	(387)	Income tax (expense) benefit	(192)	(228)
(11)	64	Adjustments impacting Income tax (expense) benefit (b)	(12)	43

(376)	(323)	Adjusted income tax (expense) benefit (B)	(204)	(185)

25.7%	26.1%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	24.0%	25.0%
		a) Adjustments impacting Income (loss) from continuing operations before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
3	8	Restructuring expenses	2	5
—	(60)	Pre-tax gain related to the 2018 modification of a healthcare plan in the U.S.	—	(30)
(12)	(12)	Pre-tax gain related to the 2021 modification of a healthcare plan in the U.S.	(6)	(6)
—	44	Asset write-down: Industrial Activities, Russia Operations	—	—
—	15	Asset write-down: Financial Services, Russia Operations	—	—
17	—	Loss on sale of Industrial Activities, Russia Operations	17	—
6	—	Loss on sale of Financial Services, Russia Operations	—	—
—	6	Spin related costs	—	3
(13)	—	Investment fair value adjustment	—	—
—	8	Activity of the Raven Segments held for sale, including loss on sale of the Aerostar and Engineered Films Division	—	16

1	9	Total	13	(12)

		b) Adjustments impacting Income tax (expense) benefit
(11)	61	Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates(1)	(12)	39
—	3	Adjustment to valuation allowances on deferred tax assets	—	4

(11)	64	Total	(12)	43

(1)

In the six months ended June 30, 2022, this balance included $12 million of increase to the valuation allowances on historical deferred tax assets as a result of the suspension of operations in Russia.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Adjusted gross profit to gross profit under US-GAAP
Six Months ended June 30,			Three Months ended June 30,
2023	2022	($ million)	2023	2022
10,730	9,793	Net Sales (A)	5,954	5,613
8,074	7,663	Cost of goods sold	4,463	4,377

2,656	2,130	Gross profit (B)	1,491	1,236
—	34	Asset write down (Russia operations)	—	—

2,656	2,164	Adjusted gross profit (C)	1,491	1,236

24.8%	21.8%	Gross profit margin (B ÷ A)	25.0%	22.0%

24.8%	22.1%	Adjusted gross profit margin (C ÷ A)	25.0%	22.0%